                                                                                                            Exhibit 23m(ii)

                                                   AMENDED AND RESTATED
                                        DISTRIBUTION AND SERVICE PLAN AND AGREEMENT
                                                           With
                                            OppenheimerFunds Distributor, Inc.
                                                   For Class B shares of
                                       Oppenheimer Main Street Growth and Income Fund
                                      a series of Oppenheimer Main Street Funds, Inc.

This Distribution and Service Plan and Agreement (the "Plan") is dated as of the 30th    day  of   March,   2001,   by  and
between  Oppenheimer  Main Street Funds,  Inc. on behalf of its series,  Oppenheimer  Main Street Growth and Income Fund (the
"Fund") and OppenheimerFunds Distributor, Inc. (the "Distributor").

1.       The Plan.  This Plan is the  Fund's  written  distribution  and  service  plan for Class B shares of the Fund (the
"Shares"),  contemplated  by Rule 12b-1 as it may be amended from time to time (the "Rule")  under the  Investment  Company
Act of 1940 (the "1940 Act"),  pursuant to which the Fund will  compensate the  Distributor  for its services in connection with the  distribution  of Shares,  and the personal  service and  maintenance  of  shareholder  accounts  that hold Shares
("Accounts").  The Fund may act as  distributor  of securities of which it is the issuer,  pursuant to the Rule,  according to the terms of this Plan. The terms and provisions of this Plan shall be  interpreted  and defined in a manner  consistent with the provisions and definitions  contained in (i) the 1940 Act, (ii) the Rule,  (iii) Rule 2830 of the Conduct Rules of
the National  Association  of  Securities  Dealers,  Inc.,  or any  amendment or successor to such rule (the "NASD  Conduct
Rules") and (iv) any conditions  pertaining either to  distribution-related  expenses or to a plan of distribution to which the Fund is  subject  under any order on which the Fund  relies,  issued at any time by the U.S.  Securities  and  Exchange
Commission ("SEC").

2.       Definitions.  As used in this Plan, the following terms shall have the following meanings:

         (a)      "Recipient"  shall mean any  broker,  dealer,  bank or other  person or entity  which:  (i) has  rendered assistance (whether direct,  administrative or both) in the distribution of Shares or has provided  administrative  support services with respect to Shares held by Customers  (defined  below) of the  Recipient;  (ii) shall furnish the  Distributor
(on behalf of the Fund) with such information as the Distributor  shall reasonably  request to answer such questions as may arise concerning the sale of Shares; and (iii) has been selected by the Distributor to receive payments under the Plan.

         (b)      "Independent  Directors"  shall mean the members of the Fund's Board of Directors who are not "interested persons" (as defined in the 1940 Act) of the Fund and who have no direct or indirect  financial  interest in the  operation of this Plan or in any agreement relating to this Plan.

         (c)      "Customers"  shall mean such  brokerage or other  customers or investment  advisory or other clients of a
Recipient,  and/or accounts as to which such Recipient provides  administrative support services or is a custodian or other fiduciary.

         (d)      "Qualified Holdings" shall mean, as to any Recipient,  all Shares owned beneficially or of record by: (i)
such  Recipient,  or (ii) such  Recipient's  Customers,  but in no event shall any such Shares be deemed owned by more than one  Recipient  for  purposes of this Plan.  In the event that more than one person or entity  would  otherwise  qualify as
Recipients  as to the same Shares,  the  Recipient  which is the dealer of record on the Fund's books as  determined by the
Distributor shall be deemed the Recipient as to such Shares for purposes of this Plan.

3.       Payments for Distribution Assistance and Administrative Support Services.

         (a)      Payments to the Distributor.  In consideration of the payments made by the Fund to the Distributor  under this Plan, the Distributor  shall provide  administrative  support  services and  distribution  assistance  services to the
Fund.  Such services  include  distribution  assistance and  administrative  support  services  rendered in connection with
Shares (1) sold in purchase  transactions,  (2) issued in exchange for shares of another  investment  company for which the
Distributor  serves as distributor or  sub-distributor,  or (3) issued  pursuant to a plan of  reorganization  to which the
Fund is a party.  If the Board believes that the Distributor may not be rendering  appropriate  distribution  assistance or administrative  support services in connection with the sale of Shares, then the Distributor,  at the request of the Board, shall  provide  the  Board  with a  written  report  or other  information  to verify  that the  Distributor  is  providing appropriate services in this regard.  For such services, the Fund will make the following payments to the Distributor:

                   (i)  Administrative  Support  Services  Fees.  Within  forty-five  (45) days of the end of each calendar quarter,  the Fund will make payments in the aggregate  amount of 0.0625%  (0.25% on an annual basis) of the average during that calendar  quarter of the  aggregate  net asset value of the Shares  computed as of the close of each business day (the
"Service  Fee").  Such  Service  Fee  payments  received  from the Fund  will  compensate  the  Distributor  for  providing administrative  support  services  with  respect to  Accounts.  The  administrative  support  services in  connection  with
Accounts may include,  but shall not be limited to, the  administrative  support  services  that a Recipient  may render as described in Section 3(b)(i) below.

                  (ii)  Distribution  Assistance Fees (Asset-Based  Sales Charge).  Within ten (10) days of the end of each month,  the Fund will make payments in the  aggregate  amount of 0.0625%  (0.75% on an annual basis) of the average  during the month of the  aggregate  net asset value of Shares  computed  as of the close of each  business  day (the  "Asset-Based
Sales  Charge")  outstanding  until such Shares are redeemed or converted to another class of shares of the Fund,  provided however,  that a majority of the Independent  Directors may, but are not obligated to, set a time period (the "Fund Maximum
Holding  Period") from time to time for making such payments.  Such  Asset-Based  Sales Charge  payments  received from the
Fund will compensate the Distributor for providing distribution assistance in connection with the sale of Shares.

                  The distribution  assistance to be rendered by the Distributor in connection with the Shares may include, but shall not be limited to, the following:  (i) paying sales  commissions to any broker,  dealer,  bank or other person or entity that sells Shares,  and/or  paying such persons  "Advance  Service Fee  Payments" (as defined  below) in advance of, and/or in amounts  greater than, the amount  provided for in Section 3(b) of this  Agreement;  (ii) paying  compensation to and expenses of personnel of the Distributor who support  distribution of Shares by Recipients;  (iii) obtaining  financing or providing such financing from its own resources,  or from an affiliate,  for the interest and other  borrowing  costs of the Distributor's  unreimbursed expenses incurred in rendering distribution  assistance and administrative support services to the Fund; and (iv) paying other direct distribution  costs,  including without limitation the costs of sales literature, advertising  and  prospectuses  (other  than  those  prospectuses  furnished  to  current  holders  of  the  Fund's  shares
("Shareholders")).

         (b)      Payments  to  Recipients.   The  Distributor  is  authorized   under  the  Plan  to  pay  Recipients  (1)
distribution  assistance  fees for  rendering  distribution  assistance  in  connection  with the sale of Shares and/or (2)
service fees for rendering  administrative  support services with respect to Accounts.  However,  no such payments shall be made to any  Recipient  for any such  quarter in which its  Qualified  Holdings do not equal or exceed,  at the end of such quarter,  the minimum amount  ("Minimum  Qualified  Holdings"),  if any, that may be set from time to time by a majority of the Independent  Directors.  All fee payments made by the  Distributor  hereunder are subject to reduction or chargeback so that the  aggregate  service  fee  payments  and  Advance  Service  Fee  Payments  do not exceed the limits on  payments to
Recipients  that are,  or may be,  imposed  by the NASD  Conduct  Rules.  The  Distributor  may make Plan  payments  to any
"affiliated  person" (as defined in the 1940 Act) of the Distributor if such affiliated  person qualifies as a Recipient or retain such payments if the Distributor qualifies as a Recipient.

                  (i) Service Fee. In consideration of the  administrative  support services provided by a Recipient during a calendar  quarter,  the Distributor shall make service fee payments to that Recipient  quarterly,  within forty-five (45)
days of the end of each  calendar  quarter,  at a rate not to exceed  0.0625%  (0.25% on an  annual  basis) of the  average during the calendar  quarter of the  aggregate  net asset value of Shares,  computed as of the close of each  business day, constituting  Qualified  Holdings owned beneficially or of record by the Recipient or by its Customers for a period of more than the minimum  period (the  "Minimum  Holding  Period"),  if any, that may be set from time to time by a majority of the
Independent Directors.

                  Alternatively,  the Distributor may, at its sole option,  make the following  service fee payments to any
Recipient  quarterly,  within forty-five (45) days of the end of each calendar quarter:  (i) "Advance Service Fee Payments"
at a rate not to exceed  0.25% of the  average  during the  calendar  quarter of the  aggregate  net asset value of Shares, computed  as of the close of  business  on the day such  Shares  are sold,  constituting  Qualified  Holdings,  sold by the
Recipient during that quarter and owned  beneficially or of record by the Recipient or by its Customers,  plus (ii) service fee payments at a rate not to exceed 0.0625%  (0.25% on an annual basis) of the average during the calendar  quarter of the aggregate net asset value of Shares,  computed as of the close of each business day, constituting  Qualified Holdings owned beneficially  or of  record  by the  Recipient  or by its  Customers  for a  period  of  more  than  one (1)  year.  At the
Distributor's  sole option,  the Advance  Service Fee Payments may be made more often than  quarterly,  and sooner than the end of the calendar  quarter.  In the event  Shares are  redeemed  less than one year after the date such Shares were sold, the  Recipient  is  obligated to and will repay the  Distributor  on demand a pro rata portion of such Advance  Service Fee
Payments, based on the ratio of the time such Shares were held to one (1) year.

                  The  administrative  support  services to be rendered by Recipients  in connection  with the Accounts may include,  but shall not be limited to, the following:  answering  routine inquiries  concerning the Fund,  assisting in the establishment  and  maintenance of accounts or  sub-accounts  in the Fund and  processing  Share  redemption  transactions, making the Fund's  investment  plans and dividend  payment  options  available,  and providing such other  information  and services in connection with the rendering of personal  services  and/or the maintenance of Accounts,  as the Distributor or the Fund may reasonably request.

                  (ii)     Distribution  Assistance Fees (Asset-Based  Sales Charge)  Payments.  In its sole discretion and irrespective of whichever  alternative  method of making service fee payments to Recipients is selected by the Distributor, in addition the Distributor  may make  distribution  assistance fee payments to a Recipient  quarterly,  within  forty-five
(45) days  after  the end of each  calendar  quarter,  at a rate not to exceed  0.1875%  (0.75% on an annual  basis) of the average  during the calendar  quarter of the aggregate net asset value of Shares  computed as of the close of each business day  constituting  Qualified  Holdings owned  beneficially or of record by the Recipient or its Customers until such Shares are redeemed or converted to another  class of shares of the Fund,  provided  however,  that a majority of the  Independent
Directors  may,  but are not  obligated,  to set a time period the  Recipient  Maximum  Holding  Period for making such payments.  Distribution  assistance  fee payments shall be made only to Recipients  that are  registered  with the SEC as a broker-dealer or are exempt from registration.

                  The  distribution  assistance to be rendered by the Recipients in connection  with the sale of Shares may include,  but shall not be limited to, the  following:  distributing  sales  literature and  prospectuses  other than those furnished  to current  Shareholders,  providing  compensation  to and paying  expenses of personnel  of the  Recipient  who support the distribution of Shares by the Recipient,  and providing such other  information and services in connection with the distribution of Shares as the Distributor or the Fund may reasonably request.

         (c)      A majority of the  Independent  Directors  may at any time or from time to time  increase or decrease the rate of fees to be paid to the  Distributor  or to any  Recipient,  but not to exceed  the rates  set forth  above,  and/or direct the Distributor to set,  eliminate or modify any Minimum Holding Period,  Minimum Qualified  Holdings,  Fund Maximum
Holding Period and/or  Recipient  Maximum Holding Period,  and/or to provide for split  requirements so that different time periods  apply to shares  afforded  different  shareholder  privileges or other  features,  including  without  limitation, different  Minimum Holding Periods,  Fund Maximum Holding Periods and/or Recipient  Maximum Holding Periods for shares held subject to  systematic  withdrawal  plans.  The  Distributor  shall notify all  Recipients of any Minimum  Holding  Period,
Minimum Qualified  Holdings,  Fund Maximum Holding Periods and/or Recipient Maximum Holding Period that are established and the rate of payments  hereunder  applicable to  Recipients,  and shall provide each  Recipient  with written  notice within thirty (30) days after any change in these  provisions.  Inclusion of such  provisions or a change in such  provisions in a revised  current  prospectus,  statement of additional  information  or  supplement  to current  prospectus or statement of additional information shall constitute sufficient notice.

         (d)      The Service Fee and the Asset-Based  Sales Charge on Shares are subject to reduction or elimination under the limits to which the Distributor is, or may become, subject under the NASD Conduct Rules.

         (e)      Under the Plan, payments may also be made to Recipients:  (i) by OppenheimerFunds,  Inc. ("OFI") from its own  resources  (which may  include  profits  derived  from the  advisory  fee it receives  from the Fund),  or (ii) by the
Distributor (a subsidiary of OFI), from its own resources,  from Asset-Based  Sales Charge payments or from the proceeds of its borrowings, in either case, in the discretion of OFI or the Distributor, respectively.

(f)      Recipients  are intended to have  certain  rights as  third-party  beneficiaries  under this Plan,  subject to the limitations set forth below.  It may be presumed that a Recipient has provided  distribution  assistance or  administrative support services  qualifying for payment under the Plan if it has Qualified  Holdings of Shares that entitle it to payments under  the  Plan.  In  the  event  that  either  the  Distributor  or  the  Board  should  have  reason  to  believe  that, notwithstanding the level of Qualified Holdings, a Recipient may not be rendering  appropriate  distribution  assistance in connection with the sale of Shares or administrative  support services for Accounts,  then the Distributor,  at the request of the Board,  shall require the Recipient to provide a written  report or other  information to verify that said Recipient is providing  appropriate  distribution  assistance  and/or  services in this regard.  If the  Distributor  or the Board of
Directors  still is not  satisfied  after the receipt of such report,  either may take  appropriate  steps to terminate the
Recipient's status as such under the Plan, whereupon such Recipient's rights as a third-party  beneficiary  hereunder shall terminate.  Additionally,  in their discretion,  a majority of the Fund's Independent  Directors at any time may remove any broker,  dealer,  bank or other  person  or  entity as a  Recipient,  where  upon such  person's  or  entity's  rights as a third-party  beneficiary  hereof shall  terminate.  Notwithstanding  any other  provision of this Plan,  this Plan does not obligate or in any way make the Fund liable to make any payment  whatsoever  to any person or entity other than directly to the  Distributor.  The  Distributor  has no  obligation  to pay any Service  Fees or  Distribution  Assistance  Fees to any
Recipient if the Distributor has not received payment of Service Fees or Distribution Assistance Fees from the Fund.

4.       Selection and  Nomination of Directors.  While this Plan is in effect,  the selection and nomination of persons to be Directors of the Fund who are not "interested  persons" of the Fund  ("Disinterested  Directors")  shall be committed to the  discretion  of the  incumbent  Disinterested  Directors.  Nothing  herein shall  prevent the  incumbent  Disinterested
Directors  from  soliciting  the views or the  involvement  of others in such selection or nominations as long as the final decision on any such selection and nomination is approved by a majority of the incumbent Disinterested Directors.

5.       Reports.  While this Plan is in effect,  the  Treasurer of the Fund shall  provide  written  reports to the Fund's
Board for its review,  detailing  the amount of all  payments  made under this Plan and the purpose for which the  payments were made.  The reports  shall be provided  quarterly,  and shall state  whether all  provisions  of Section 3 of this Plan have been complied with.

6.       Related  Agreements.  Any  agreement  related to this Plan shall be in writing and shall  provide  that:  (i) such agreement  may be  terminated  at any time,  without  payment of any  penalty,  by a vote of a majority of the  Independent
Directors  or by a vote of the  holders of a  "majority"  (as  defined in the 1940 Act) of the Fund's  outstanding  Class B voting  shares;  (ii) such  termination  shall be on not more than sixty  days'  written  notice to any other  party to the agreement;  (iii) such agreement shall  automatically  terminate in the event of its  "assignment"  (as defined in the 1940
Act); (iv) such agreement  shall go into effect when approved by a vote of the Board and its Independent  Directors cast in person at a meeting called for the purpose of voting on such agreement;  and (v) such agreement  shall,  unless  terminated as herein  provided,  continue in effect from year to year only so long as such  continuance  is  specifically  approved at least annually by a vote of the Board and its  Independent  Directors cast in person at a meeting called for the purpose of voting on such continuance.

7.       Effectiveness,  Continuation,  Termination  and Amendment.  This Plan has been approved by a vote of the Board and its  Independent  Directors  cast in person at a meeting  called on February  29,  2000,  for the purpose of voting on this
Plan,  and shall take effect as of the date first set forth above.  Unless  terminated as  hereinafter  provided,  it shall continue  in effect  until  renewed by the Board in  accordance  with the Rule and  thereafter  from year to year or as the
Board may otherwise  determine but only so long as such  continuance is  specifically  approved at least annually by a vote of the  Board  and its  Independent  Directors  cast in  person  at a  meeting  called  for the  purpose  of voting on such continuance.

         This Plan may not be amended to increase  materially  the amount of  payments to be made under this Plan,  without approval of the Class B Shareholders  at a meeting called for that purpose,  and all material  amendments  must be approved by a vote of the Board and of the Independent Directors.

          This Plan may be terminated at any time by vote of a majority of the Independent  Directors or by the vote of the holders of a  "majority"  (as defined in the 1940 Act) of the Fund's  outstanding  Class B voting  shares.  In the event of such  termination,  the Board and its Independent  Directors shall determine  whether the Distributor  shall be entitled to payment  from the Fund of all or a portion of the  Service  Fee and/or the  Asset-Based  Sales  Charge in respect of Shares sold prior to the effective date of such termination.

                                                     Oppenheimer Main Street Funds, Inc.,
                                                     on behalf of its series, Oppenheimer Main Street Growth and Income Fund

                                                                       /s/ Andrew J. Donohue
                                                              By:  ___________________
                                                                       Andrew J. Donohue
                                                                       Secretary

                                                              OppenheimerFunds Distributor, Inc.

                                                                       /s/ Katherine P. Feld
                                                              By: __________________________
                                                                       Katherine P. Feld
                                                                       Vice President and Secretary

700-12b1-B(0301).doc